As filed with the Securities and Exchange Commission on May 4, 2012
Registration No. 333-179040

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

POST-EFFECTIVE AMENDMENT NO . 2
TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

OMAGINE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	9995	20-2876380
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue, Suite 4815-17
New York, New York 10118
(212) 563-4141

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Frank J. Drohan, Chief Executive Officer and Chief Financial Officer
Omagine, Inc.
350 Fifth Avenue, Suite 4815-17
New York, New York 10118
(212) 563-4141

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael Ference, Esq.
David Manno, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

Not Applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Deregistration of Shares of Common Stock

In accordance with a resolution of its board of directors, Omagine, Inc. (the “Company) recently completed a “Rights Offering and Warrant Distribution” for the sole benefit of its shareholders pursuant to which the Company distributed 3,202,200 rights (“Rights”) and 6,404,400 common stock purchase warrants (“Warrants”) to its shareholders and conducted a Rights Offering between February 24, 2012 and March 30, 2012.

In connection therewith the Company filed a registration statement (the “Registration Statement”) on Form S-1 (Commission File No. 333-179040), which was declared effective by the Securities and Exchange Commission on February 13, 2012, and pursuant to which the Rights, Warrants and up to 9,606,600 shares of the Company’s Common Stock (the “Shares”)  underlying the Rights and Warrants were registered.

Shareholders exercised 1,014,032 Rights to purchase 1,014,032 Shares in the Rights Offering. Of the 3,202,200 Shares offered in the Rights Offering 2,188,168 were not sold. The Rights Offering has expired pursuant to its terms. In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remained unsold at the expiration of the  Rights Offering , the Company hereby amends the Registration Statement to remove from registration a total of 2,188,168 Shares which were issuable upon the exercise of  Rights and which were registered but not sold to shareholders in the Rights Offering. The registration of the remaining 7,418,432 Shares registered pursuant to the Registration Statement remains effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on May 4, 2012 .

OMAGINE, INC.
A Delaware corporation

By:	/s/ Frank J. Drohan
Frank J. Drohan
Its:	Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive Officer and Principal Financial Officer)

In accordance with the requirements of the Securities Act, this post-effective amendment to the Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank J. Drohan	Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive Officer and Principal Financial Officer)	May 4, 2012
Frank J. Drohan

/s/ Charles P. Kuczynski	Vice-President, Secretary and Director	May 4, 2012
Charles P. Kuczynski

/s/ Louis J. Lombardo*	Director	May 4, 2012
Louis J. Lombardo

/s/ William F. Hanley*	Controller and Principal Accounting Officer	May 4, 2012

*By /s/ Frank J. Drohan	Attorney-in-fact	May 4, 2012
Frank J. Drohan

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